Exhibit 11



INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Global Resources Trust:

We consent to the incorporation by reference in this Post-Effective Amendment No. 14 to Registration Statement No. 2-97095 of our report dated September 11, 1998 appearing in the annual report to shareholders of the Merrill Lynch Global Resources Trust for the year ended July 31, 1998, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP
Princeton, New Jersey
October 29, 1998